                              CONTRATO DE PRESTAMO



Importe: 725.000.000 USD
Vencimiento al dia: 28 de Agosto de 2006



27 de febrero de 2006.


                                 R E U N I D O S


DE UNA PARTE, SANTANDER BANCORP, denominado en lo sucesivo "EL PRESTATARIO", con Tax ID: 66-0573723, con domicilio social en 207 Ponce de Leon Avenue, San Juan, Puerto Rico, 00917 representado en este acto por quien suscribe el presente documento.

DE OTRA PARTE, SANTUSA HOLDING S.L., en adelante "EL PRESTAMISTA", con NIF:
B81343071, con domicilio social en Avenida de Cantabria s/n, 28660, Boadilla del Monte, Madrid, representado en este acto por D. Cesar Esteban Ortega Gomez, identificado con NIF: 274.806 W y por D. Jose Manuel Tejon Borrajo, identificado con NIF: 1.384.545-Z


                                  E X P O N E N


Que el PRESTAMISTA y el PRESTATARIO han convenido la concesion por el primero al segundo de un prestamo por el importe que luego se dira y deseando fijar los terminos y condiciones aplicables al prestamo, lo llevan a efecto con sujecion a las siguientes,


                           E S T I P U L A C I O N E S


PRIMERA.- Importe y finalidad.

El PRESTAMISTA concede al PRESTATARIO un prestamo (en adelante, el PRESTAMO) por importe de SETECIENTOS VEINTICINCO MILLONES DE DOLARES (725.000.000,00 USD).

El importe de PRESTAMO ha sido entregado al PRESTATARIO, en esta misma fecha y con anterioridad a este acto, reconociendo el PRESTATARIO, mediante la firma de este documento, haber recibido el capital del PRESTAMO.

La finalidad del presente PRESTAMO es la de financiar al PRESTATARIO para que pueda adquirir la mayoria de los activos de la compania Island Finance en Puerto Rico, de acuerdo con las actividades que segun su objeto social puede realizar el PRESTATARIO.

SEGUNDA.- Tipos de Interes.

2.1.     Devengo y liquidacion de los intereses a favor del PRESTAMISTA.

         Los intereses del PRESTAMO se entenderan devengados dia a dia a favor del PRESTAMISTA, y se liquidaran y seran pagados por el PRESTATARIO en la fecha de vencimiento del prestamo.

         Para el computo de los intereses se tomara en el denominador como base un ano de trescientos sesenta dias, calculandose sobre el numero exacto de dias naturales comprendidos en el periodo de liquidacion de intereses.

2.2.     Periodo de Interes.

         El Periodo de Interes, sera de duracion semestral y comprendera desde la fecha de firma de la presente poliza hasta el dia 28 de agosto de 2006.

         La fecha de vencimiento final del contrato conllevara el vencimiento del Periodo de Intereses. Se entendera por fecha de vencimiento final aquella en que el PRESTATARIO deba abonar al PRESTAMISTA la cuota de principal.

2.3.     Tipo de interes.

         El tipo de interes aplicable al Periodo de Interes sera un tipo fijo correspondiente a 4.96500%


2.4.     Caracter vinculante del Tipo de Interes.

         El tipo de interes, determinado conforme a lo previsto en el apartados anterior, tendra caracter vinculante y obligatorio para el PRESTATARIO, y se entendera aceptado por este.

2.5.     Interes de demora.

         Sin perjuicio del derecho de resolucion atribuido al PRESTAMISTA en los distintos supuestos previstos en este contrato, si el PRESTATARIO incurriera en retraso, sea cual fuere su causa, en el cumplimiento de cualquier obligacion de pago que por cualquier concepto le incumba, con arreglo a lo establecido en el presente contrato, asi como en el caso de que vencido el PRESTAMO por cualquiera de las causas previstas contractualmente, el PRESTATARIO no reintegrase el capital adeudado, mas sus intereses y cualquier otro concepto que proceda, estara obligado a satisfacer interes de demora, sin necesidad de previo requerimiento.

         Dicho interes de demora se devengara dia a dia, liquidandose por semanas vencidas, o con anterioridad si se produjera el pago, y girara sobre las sumas cuyo pago se haya incumplido, tomando como base para su computo un ano de trescientos sesenta dias.

         El tipo de interes de demora aplicable sera el que estuviera vigente conforme a este contrato en la fecha de producirse el incumplimiento, incrementado en DOS puntos porcentuales (2%).

         Conforme al articulo 317 del Codigo de Comercio, los intereses vencidos y no satisfechos se capitalizaran por semanas vencidas de forma que, como aumento de capital, devenguen nuevos intereses al tipo de interes de demora senalado en el parrafo precedente.

TERCERA.- Amortizacion ordinaria.

El PRESTATARIO devolvera al PRESTAMISTA el capital del PRESTAMO el dia 28 de Agosto de 2006, fecha esta que sera la de vencimiento del presente contrato.

No obstante lo dispuesto en el parrafo precedente, el PRESTATARIO podra, si le conviene, y previo aviso al PRESTAMISTA con quince dias de antelacion, reembolsar anticipadamente todo o parte del capital prestado, sin penalizacion alguna, siempre que lo sea por importe igual o superior a DIEZ MILLONES DE DOLARES (10.000.000,00 USD), salvo que la cancelacion sea total, y ello sin perjuicio de la correspondiente liquidacion e ingreso de los intereses que procedan hasta la fecha efectiva del solicitado reembolso.

Si la fecha de vencimiento del contrato antes senalada, o del Periodo de Interes, fuese inhabil, el pago o vencimiento se producira el siguiente dia habil.


CUARTA.- Forma de pago

Tanto la amortizacion del capital como el pago de intereses, tributos y gastos, se verificara mediante abono en la cuenta corriente numero 0049 1799 41 2812202946 (IBAN ES75-0049-1799-4128-1220-2946) abierta a nombre del PRESTAMISTA en la oficina del banco Santander Central Hispano S.A. ubicada en Boadilla Del Monte, Madrid, sin necesidad de previo requerimiento.

Todo pago realizado por el PRESTATARIO, de conformidad con este Contrato, sera aplicado a los siguientes conceptos de entre los adeudados por PRESTATARIO, y por el mismo orden que a continuacion se establece:

1.       Intereses ordinarios

2.       Intereses de demora

3.       Impuestos, tributos y tasas

4.       Gastos

5.       Costas judiciales

6.       Principal del Prestamo pendiente de amortizacion

La imputacion de pagos empezara por las deudas mas antiguas, sin que en ningun caso, pueda entenderse que la efectuada por determinados debitos pueda significar la renuncia a otros aunque sean mas antiguos y deriven del mismo u otro concepto.

QUINTA.- Vencimiento anticipado.

No obstante la fecha fijada para el vencimiento del contrato, podra el PRESTAMISTA darlo por vencido y exigir por anticipado el pago de la totalidad del capital pendiente de amortizar, mas los intereses, comisiones y gastos que procedan, declarando vencida la obligacion en su totalidad, en cualquiera de los siguientes supuestos:

A. Si el PRESTAMO no se destinara a la finalidad para la que ha sido concedido.

B.       Si tuviese lugar la insolvencia notoria del PRESTATARIO.

C. Si el PRESTATARIO incumpliera cualquiera de las obligaciones contraidas en virtud del presente contrato, especialmente las de pago, tanto en la fechas convenidas, como en los importes pertinentes.

D. Si el PRESTATARIO incumpliera cualquier obligacion contraida con terceros acreedores que de derecho a resolver anticipadamente los contratos suscritos con dichos terceros; o si incumpliera obligaciones de pago que por su gravedad pudieran afectar adversamente a la situacion patrimonial del PRESTATARIO.

E. Si el PRESTATARIO no mantuviera el presente prestamo y los derechos que del presente contrato se deriven para el PRESTAMISTA al menos con el mismo rango, preferencias y garantias reales, personales o de otro tipo que el prestamo o derechos que de cualquier contrato se deriven, ahora
         o en el futuro, para cualquier otro acreedor, excepto las preferencias y garantias creadas u otorgadas con anterioridad a este contrato, pero en este caso, no podra mejorarlas, aumentarlas ni prorrogarlas mas alla del modo o plazo en que se encuentran en el momento de la celebracion de este contrato.

Producido el vencimiento anticipado, el saldo resultante sera exigible de acuerdo con lo establecido en la Estipulacion "Reclamacion Judicial" y concordantes.


SEXTA.- Tributos y Gastos.

Son de cargo del PRESTATARIO los honorarios del Notario, en su caso; los Tributos de todas clases, presentes y futuros, y los demas gastos que se ocasionen con motivo de este contrato, incluso los que se deriven, en su caso, del incumplimiento del PRESTATARIO.

Todas las cantidades que el PRESTATARIO deba pagar bajo el presente contrato, seran satisfechas sin deduccion ni retencion alguna, corriendo por cuenta del PRESTATARIO los Tributos y gastos que pudieran gravar dichos pagos, ahora o en el futuro, pero excluyendo, en todo caso, el Impuesto sobre Sociedades que grave los rendimientos obtenidos por EL PRESTAMISTA.


SEPTIMA.- Cuenta del Prestamo y Reclamacion Judicial.

El PRESTAMISTA abrira y llevara en su contabilidad una cuenta de prestamo a nombre del PRESTATARIO. En dicha cuenta, adeudara el capital entregado al PRESTATARIO, asi como los intereses, comisiones, gastos, intereses de demora, costes adicionales y cuantas otras cantidades se devenguen, de acuerdo con el presente Contrato, y sean de cuenta del PRESTATARIO. De igual modo, se abonaran en dicha cuenta las cantidades recibidas por el PRESTATARIO en concepto de amortizacion de principal, pago de intereses, comision, gastos, intereses de demora, costes adicionales y otros conceptos contractuales.

A efectos de lo dispuesto en el articulo 572.2 de la Ley de Enjuiciamiento Civil se pacta expresamente por los contratantes que la liquidacion para determinar la deuda ejecutivamente reclamable se practicara por el PRESTAMISTA, el cual expedira la oportuna certificacion que recoja el saldo que presente la cuenta el dia del cierre.

Seran de cargo del PRESTATARIO todos los gastos y tributos que se causen por razon de los documentos fehacientes necesarios para la ejecucion.

Todo ello sin perjuicio de los demas medios de prueba y procedimientos admitidos en Derecho.

OCTAVA.- Naturaleza.

Este contrato de PRESTAMO tiene caracter mercantil y se regira por las Leyes del Reino de Espana; en primer termino, por las Estipulaciones contenidas en esta Poliza y, en lo que en ellas no estuviere previsto, se atendran las partes contratantes a las disposiciones del Codigo de Comercio, a los usos y costumbres mercantiles y, en su defecto, a lo establecido en el Codigo Civil.


NOVENA.- Domicilios.

Para todos los efectos de notificaciones, requerimientos y comunicaciones a que se diera lugar por virtud de la presente Poliza, se fija como domicilio del PRESTATARIO el que tiene en 207 Ponce de Leon Aveneu, San Juan, Puerto Rico 00917, y su numero de telefax el +1 787 777 4193

El domicilio del PRESTAMISTA , a los mismos efectos, sera el de Avenida de Cantabria s/n, 28660 Boadilla del Monte (Madrid) y su numero de telefax el 34 91 257 03 50.


DECIMA.- Computo de fechas y plazos.

A todos los efectos previstos en este contrato, se entendera por:

1.- "DIA".- Todos los dias del calendario. Cuando se hable de dias, se entenderan como naturales.

2.- "DIA HABIL".- Cualquier dia de la semana, excepto los sabados, domingos y festivos, calificados como tales en el calendario oficial para la ciudad de Nueva York.

3.- "SEMESTRE" o "SEIS MESES".- El periodo de tiempo comprendido entre un dia determinado y el dia del mismo numero del sexto mes consecutivo siguiente, ambos inclusive, salvo que en dicho mes no hubiera dia equivalente, en cuyo caso se entendera que concluye el ultimo dia habil del sexto mes.

A efectos de liquidacion de los intereses, en el computo se incluira el primer dia de cada periodo, pero se excluira el ultimo dia de tal periodo.

A efectos del vencimiento del PRESTAMO y de los periodos de interes, si el ultimo dia fuese inhabil el vencimiento se producira el dia habil siguiente. El exceso de duracion que pudiera producirse en un Periodo de Interes, como consecuencia de lo anterior, se deducira en el inmediato siguiente.

En fe de todo ello, los otorgantes aceptan este contrato en todas sus partes y se someten expresamente al fuero de los Juzgados y Tribunales de la ciudad de Madrid, lugar de cumplimiento de la obligacion, leen este contrato, lo encuentran conforme, se ratifican y lo firman en 2 ejemplares, uno para cada parte contratante, que manifiestan recibir en este acto.


SANTUSA HOLDING S.L                          SANTANDER BANCORP
Por Poder                                    Por Poder



D.                                           D.
  --------------------------                   --------------------------------
   Cesar Ortega Gomez                           Carlos M. Garcia


D.                                           D.
  --------------------------                   --------------------------
   Jose M. Tejon Bornajo                        Juan P. Perez Hanley